Exhibit 10.1


                    EMPLOYMENT AGREEMENT BETWEEN
                TANEYTOWN BANK & TRUST COMPANY AND
                    FRANCIS W. NEUBAUER, JR.

                      EMPLOYMENT AGREEMENT
                      ---------- ---------

     THIS EMPLOYMENT AGREEMENT (hereinafter referred to as the "Agreement") is made this 16th day of June, 1993, effective as of January 1, 1993 (the "Effective Date"), by and between TANEYTOWN BANK & TRUST COMPANY, a Maryland corporation (hereinafter referred to as the "Employer"), and FRANCIS W. NEUBAUER, JR. (hereinafter referred to as the "Employee").

                         WITNESSETH
                         ----------

     WHEREAS, the Board of Directors of the Employer has determined that it is to the advantage and interest of the Employer to avail itself of Employee's services in connection with the business of the Employer; and

     WHEREAS, Employee desires to accept employment with the Employer upon the terms and conditions contained herein.

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties do hereby covenant and agree as follows:

     1.     AGREEMENT.

            This Agreement constitutes the entire understanding of the parties relating to the transactions outlined herein and conclusively supersedes all prior writings and understandings, whether oral or written, with respect hereto.

     2.     DEFINITIONS.

            Unless otherwise expressly stated herein, the following words or phases shall be defined as set forth below:

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            A.  Good Cause.  "Good Cause" shall be deemed to
exist upon written notice from the Board of Directors to Employee of the occurrence of any of the following, as determined in the sole and absolute discretion of the Board of Directors:

                (1) Employee's negligence or willful misconduct which is clearly injurious to the Employer's business affairs;

                (2) Employee's breach of any material provision of this Agreement;

                (3) Employee's conviction of or guilty plea to a criminal act, potentially punishable by imprisonment of one (1) year or more;

                (4) Employee's failure to satisfactorily perform the duties as required by the terms hereof;

                (5) Employee's failure to follow directions, policies, rules or procedures established from time to time by the Board of Directors of the Employer; or

                (6)  the Employee's suspension or other
disciplinary action by any duly constituted governmental or other authority regulating the banking industry.

     Nothwithstanding anything herein to the contrary, for purposes of subsections (2), (4) and (5) of this Section 2.A., Good Cause shall be deemed to exist upon only thirty (30) days prior written notice from the Employer of the occurrence of such events and the Employee's failure to cure the same to the satisfaction of the Board of Directors within the thirty (30) day period. Nothwithstanding the foregoing, no such prior notice shall be

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required to be given where to do so would be impractical, such as where the action giving rise to Good Cause is not reasonably capable of being cured.

        B.     Disability.     For purposes of this Agreement,
"Disability" shall be defined as Employee's inability to perform the duties he is required to perform under the terms of this Agreement by reason of illness or incapacity, as determined by the Board of Directors of the Employer in its sole and absolute discretion; provided that Employee shall be considered disabled for purposes hereof as of the onset of the illness or incapacity if he is reasonably anticipated, as of such date of onset, to be unable, by reason of such illness or incapacity, to perform full-time services for a period in excess of thirty (30) consecutive days.

     3.     EMPLOYMENT AND DUTIES.

     The Employer hereby employs Employee and Employee hereby accepts employment upon the terms and conditions hereinafter set forth. Employee agrees to devote his best efforts and full business time to rendering services as Executive Vice-President/Chief Operating Officer of the Employer or in such other positions as he may hold with the Employer. Employee agrees that he will not engage in any other gainful occupation during the term of this Agreement without the prior written consent of the Employer. Nothing contained herein shall be construed, however, to prevent Employee from trading, for his own account and benefit, in stocks, bonds, securities, real estate, commodities or other forms of investments. The Employee shall perform assigned work in a

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competent, professional and timely manner.  Employee, in the discharge of his responsibilities, will at all times act in good faith and use his best efforts to comply with applicable provisions of federal and Maryland law and regulations. In addition, Employee agrees to comply with the Employer's policies, rules and regulations, as determined from time to time by the Board of Directors of the Employer.

     The parties hereto acknowledge and agree that it is anticipated that Employee will be elected to serve as President of the Employer effective January 1, 1994. However, notwithstanding the foregoing, Employee acknowledges that he shall only become the President of Employer at such time as the Board of Directors of Employer, in its sole and absolute discretion, properly adopts an appropriate resolution electing Employee to serve as President of the Employer.

     4.     EMPLOYEE AS PRESIDENT.

          (a) In the event that the Employee is not elected by the Board of Directors to serve as President of the Employer on or before January 1, 1994, either party may provide the other, during the period commencing on January 1, 1994 and ending January 31, 1994, with thirty (30) days written notice of the termination of this Agreement.

           (b) In the event that Employee is elected by the Board of Directors to serve as President of the Employer on or before January 1, 1994 and (i) thereafter the controlling interest in the Employer is transferred in a merger, consolidation, corporate

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takeover or similar transaction or related series of transactions
(the "Change Event"), and (ii) within thirty (30) days after the occurrence of the Change Event the Employee is notified that he will not continue to serve as President of the Employer or its successor, either party may provide the other, within thirty (30) days after the date of such notification, with thirty (30) days written notice of the termination of this Agreement.

           (c) In the event of a termination of this Agreement by either party pursuant to Section 4(a) or 4(b) above, (i) the Employee shall not be obligated to repay the unvested portion of the Relocation Bonus as defined in Section 14 below, and (ii) the restrictions contained in subparagraphs (i), (ii), (iii) and (iv) of Section 12(a) below shall not apply.

     5.     TERM.

            The initial term of this Agreement shall begin on the Effective Date hereof and shall continue for a period of two (2) years thereafter ("Initial Term"), or until terminated as provided herein (including as set forth in Section 4 or 11 hereof). This Agreement shall be subject to automatic renewal for successive one (1) year periods, subject to the terms and conditions set forth in this Agreement, unless either party notifies the other in writing at least one hundred eighty (180) days prior to termination of the then current term of the party's desire to terminate this Agreement. The Initial Term and each renewal of this Agreement shall be collectively referred to as the "Term."

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     6.     COMPENSATION.

            In consideration of and for the services rendered by the Employee under this Agreement, the Employer shall pay the Employee a base salary of One Hundred Seven Thousand Five Hundred Dollars ($107,500.00) per annum, as well as such additional salary and bonuses as may be determined in accordance with the policies for determination of salary and bonuses established by the Employer's Board of Directors from time to time.

     7.     FRINGE BENEFITS.

            During the Term of this Agreement, the Employee shall be entitled to all fringe benefits offered generally to the Employer's executive employees, as determined by the Board of Directors from time to time, subject to the rules and regulations in effect regarding participation in such benefit plans. In addition, the Board of Directors of Employer shall consider alternative non-qualified retirement plans for the benefit of the Employee; provided that the parties acknowledge that the Board shall retain complete discretion to adopt only such plan as it deems advisable, if any.

     8.    BUSINESS EXPENSES.

            The Employee is authorized to incur reasonable expenses in connection with the business of the Employer, including dues and subscriptions for professional organizations and periodicals, travel and entertainment expenses. Any such expenses shall be subject to any requirements or limitations imposed by the Board of Directors of the Employer. To the extent practicable, fees for

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professional seminars and post-graduate courses, expenses
incurred in attending professional meetings and coventions as necessary in order to be fully and currently informed as to new developments in the field of banking and other similar items shall be approved in advance by the Chairman of the Board of Directors or the Chairman of the Executive Committee of the Employer.

        The Employer will reimburse Employee for the expenses incurred pursuant to this Section 8, unless such expenses have been paid directly by the Employer, upon presentation by Employee of an itemized account of such expenditures in a manner prescribed and authorized by the Employer.

     9.     VACATION.

           The Employee shall be entitled to twenty (20) working days per calendar year paid vacation, to be taken at such times as determined by the Employee and approved by the Board of Directors of the Employer; provided that if the Employee fails to fully take such vacation in any calendar year, any unused vacation time may only be carried forward from year to year with the prior written approval of the Employer's Chairman of the Board or Chairman of the Executive Committee. Upon termination of the Employee's employment, Employer shall be paid for any accrued but unused vacation time except in the event that Employee terminates his employment with Employer or fails to renew this Agreement or Employer terminates the employment of Employee due to circumstances or for reasons constituting Good Cause. For purposes of this Section 9, Good Cause shall be deemed to exist only if the Board of

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Directors reasonably determines that any of the events listed in
Section 2.A. above have occurred. Attendance at seminars approved in advance by the Board of Director shall not be chargeable against the vacation time provided for hereinabove.

     10.  DISABILITY.

         If the Employee is unable to perform his services by reason of Disability, as defined in Section 2.B. hereof, he shall be entitled to receive salary continuation payments (but only for so long as he shall remain so disabled) as follows:

          (a) During the first ninety (90) days of Disability, the Employee shall receive an amount equal to One Hundred Percent (100%) of the compensation to which he would have otherwise been entitled as hereinabove provided in Section 6, reduced by any insurance benefits received by the Employee from disability insurance purchased by the Employer.

          (b) After ninety (90) days of Disability, the Employee shall no longer receive any compensation from the Employer.

          If the Employee is unable to perform the services required hereunder by reason of Disability for a period exceeding ninety (90) continuous days, this Agreement may be terminated at the end of such ninety (90) day period in the sole and absolute discretion of the Board of Directors without further liability on the part of either of the parties hereto; provided, however, that the purposes of this Section 10, the restrictions set forth in
Section 12 hereinbelow shall remain in full force and effect. Notwithstanding the foregoing, however, the provisions of

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subparagraphs (i), (ii), (iii) and (iv) of Section 12(a) shall be of no further force and effect unless the Board of Directors reasonably determines that Disability exists as defined in
Section 2.B.

     11.     TERMINATION.

             (a) Notwithstanding any provision of this Agreement to the contrary, this Agreement may be terminated by the Employer
(acting through its Board of Directors) effective immediately for Good Cause, as defined herein.

             (b) Upon the termination of this Agreement for Good Cause or otherwise, Employee shall return all records, files, documents and other written materials of the Employer and shall have no further involvement in or access to the Employer's customer files, records or affairs. He shall thereafter have no further professional duties to perform for the Employer or any of its customers. Employee shall thereupon immediately remove himself and his personal effects from the Employer's premises.

            (c) If Employee's employment is terminated as provided for herein, Employee shall not be entitled to any sums other than those expressly provided for hereunder or under the terms of any employee benefit plan or other agreement to which Employee is a party or participant.

     12.     RESTRICTIVE COVENANT.

            (a) Covenant Not to Compete. During the Term of this Agreement, and for a period of two (2) years after termination of employment (with or without cause), Employee will not, directly or

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indirectly, either as an individual or as a proprietor,
stockholder, partner, officer, director, employee, agent, consultant or independent contractor of any individual, partnership, corporation or other entity (excluding an ownership interest of one percent (1%) or less in the stock of a publicly traded company):

                (i) become employed by, participate in, or be connected in any manner with the ownership, management, operation, or control of any bank, savings and loan or other similar financial institution if Employee's responsibilities will include providing banking or other financial services in Carroll County or Howard County or any other county or city in which the Employer maintains an office as of the date of the termination of the Employee's employment or if Employee regularly conducts business in or from an office or branch in Carroll County or Howard County or any other county or city in which Employer has an office or branch as of the date of the termination of the Employee's employment; or

              (ii) participate in any way in hiring or otherwise engaging, or assist any other person or entity in hiring or otherwise engaging, on a temporary, part-time or permanent basis, any individual who was employed by Employer during the one (1) year period immediately prior to the termination of the Employee's employment; or

            (iii) assist, advise, or serve in any capacity, representative or otherwise, any third party in any action against the Employer or transaction involving the Employer; or

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             (iv)    sell, offer to sell, provide banking or
other financial services, assist any other person in selling or providing banking or other financial services, or solicit or otherwise compete for, either directly or indirectly, any orders, contracts, or accounts for services of a kind or nature like or substantially similar to the services performed or products sold by the Employer (the preceding hereinafter referred to as "Services"), to or from any person or entity from whom Employee or the Employer provided banking or other financial services, sold, offered to sell or solicited orders, contracts or accounts for services, during the one (1) year period immediately prior to the termination of the Employee's employment; or

               (v)     divulge, disclose, or communicate to
others in any manner, whatsoever, any confidential information of the Employer, including, but not limited to, the names and addresses of customers of the Employer, as they may have existed from time to time or of any of the Employer's prospective customers, work performed or services rendered for any customer, any method and/or procedures relating to projects or other work developed for the Employer, earnings or other information concerning the Employer. The restrictions contained in this subparagraph (v) apply to all information regarding the Employer, regardless of the source who provided or compiled such information. Notwithstanding anything to the contrary, the terms of this subparagraph (v) shall not be limited to the two (2) year restriction set forth above and all information referred to herein shall not be disclosed unless and

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until it becomes known to the general public from sources other than Employee.

          (b) Remedies. In the event of a breach or a threatened breach by Employee of any provision of these restrictions, Employee recognizes the substantial and immediately harm that a breach or threatened breach will impose upon the Employer, and further recognizes that in such event monetary damages may be inadequate to fully protect Employer.
Accordingly, Employee consents to Employer's entitlement to such ex parte, preliminary, interlocutory, temporary or permanent injunctive, or any other equitable relief, protecting and fully enforcing Employer's rights hereunder and preventing Employee from further breaching any of his obligations set forth herein. Employee expressly waives any requirement, based on any statute, rule of procedure, or other source, that Employer post a bond as a condition of obtaining any of the above-described remedies. Nothing herein shall be construed as prohibiting Employer from pursuing any other remedies available to Employer at law or in equity for such breach or threatened breach, including the recovery of damages from Employee. Employee expressly acknowledges and agrees that: (i) the restrictions set forth in this Section 12 are reasonable, in terms of scope, duration, geographic area, and otherwise, (ii) the protections afforded Employer in this Section 12 are necessary to protect its legitimate business interest, (iii) the restrictions set forth in this Section 12 will not be materially adverse to Employee's

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ability to obtain gainful employment comparable to Employee's employment with the Employer, and (iv) his agreement to observe such restrictions forms a material part of the consideration for this Agreement.

          (c) Overbreadth of Restrictive Covenant. It is the intention of the parties that if any restrictive covenant in this Agreement is determined by a court of competent jurisdiction to be overly broad, then the court should enforce such restrictive covenant to the maximum extent permitted under the law as to area, breadth and duration.

          (d) Notwithstanding anything to the contrary contained herein, the restrictions contained in subparagraphs
(i), (ii) and (iii) and (iv) of Section 12 (a) shall not apply in the event that the Employer terminates the employment of the Employee or the Employer fails to renew this Agreement upon the expiration of the Initial Term or any renewal term, unless such termination or non-renewal is due to circumstances or for reasons constituting Good Cause. For purposes of this Section 12(d) only, Good Cause shall be deemed to exist only if the Board of Directors reasonably determines that any of the events listed in
Section 2.A. above have occurred.

     13.  EMPLOYEE COVENANT.

          Employee shall not during the Term of this Agreement or at any time thereafter divulge, disclose or communicate to others in any manner whatsoever, information or statements which disparage

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or are intended to disparage the Employer and its business
reputation.

     14.  RELOCATION ASSISTANCE.

          (a) Employer and Employee hereby acknowledge and agree that in connection with his employment hereunder, the Employee will use reasonable good faith efforts to move his primary residence to the Westminster community of Carroll County, Maryland as soon as is practicable and to sell his current primary residence in Howard County, Maryland which is the property currently known as 855 The Old Station Court, Woodbine, Maryland 21797 (the "House"). Employer and Employee further acknowledge and agree that the cost of the House was Four Hundred Nine Thousand Two Hundred Thirty Five Dollars ($409,235.00) and that the House was originally listed for sale at a price of Three Hundred Ninety-Nine Thousand Dollars ($399,000.00). Employee acknowledges that in order to expedite the sale of the House, Employee has and shall reduce the sale price of the house on or after the following dates as follows:

     $379,000          February 1, 1993
     $359,000          April 1, 1993
     $349,000          June 1, 1993
     $329,000          July 1, 1993

          In addition, Employee agrees that he will offer the selling agent a bonus of $5,000 if the House is sold prior to June 1, 1993. In the event that the Employee sells the House for less than $409,235.00 (based upon the gross contract price unreduced by any costs or expenses of sale), Employer hereby agrees that it will

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pay a bonus to Employee at the time of closing of the sale of the house, in that amount by which $409,235.000 exceeds the gross contract sale price that Employee receives for the House (the "Relocation Bonus"). Employee agrees that with respect to the sale of the House, Employee and the buyer shall allocate and pay any points, taxes and similar closing costs in a commercially reasonable manner.

          (b) Upon thirty (30) days prior written notice at any time after the date hereof, the Employer may require the Employee to move to the Westminster community of Carroll County, Maryland prior to the end of such thirty (30) day period. The Employee may move to the Westminster community of Carroll County, Maryland, at any time of his own volition and shall give the Employer thirty (30) days prior written notice thereof. In either event, if the House has not previously been sold as of the time the Employee moves, the Employer shall purchase the House at the later to occur of (i) when the Employee moves and (ii) the end of the thirty (30) days notice period for a price payable at closing equal to Three Hundred Ninety-Six Thousand Nine Hundred Fifty-Eight Dollars ($396,958.00) (which is the difference between Four Hundred Nine Thousand Two Hundred Thirty-Five Dollars ($409,235.00) and the three percent (3%) real estate commission which would have been paid by the Employee on a sale at that price) (the "Employer Purchase Price"). Notwithstanding the foregoing, the Employer shall not be required to purchase the House pursuant to this paragraph (b) prior to September 30, 1993 unless the Employee has

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moved prior to such date upon the demand of the Employer as herein provided. For so long as the House remains unsold or the Employer owns the House, Roberta Neubauer shall use diligent good faith efforts to market the House and shall serve as the listing agent for the House at the Employer's option. By her joinder herein, Roberta Neubauer hereby expressly waives her right to receive a commission upon the purchase and/or sale of the House whether by the Employer or a third party. If the Employer purchases the House pursuant to this subsection (b), the Relocation Bonus shall be that amount by which the Employer Purchase Price exceeds the Employer Disposition Price (as herein defined). The Employer Disposition Price shall be the net amount received by the Employer, after reduction for all out-of-pocket costs and expenses, upon the Employer's sale of the House in the event that the Employer purchases the House pursuant to this subsection (b).

          (c) For each full year that Employee is employed by the Employer from and after January 1, 1993, the Employee shall be fully vested with respect to an amount equal to twenty percent (20%) of the Relocation Bonus. For purposes of this Section 14, "Year" shall be defined as a period of twelve (12) consecutive months. In the event that Employee's employment with the Employer terminates for any reason prior to January 1, 1998, Employee shall repay the unvested portion of the Relocation Bonus to the Employer upon the terms set forth in subsection (d) below; provided, however, that the Employee or the Employee's estate, as appropriate, shall not be obligated to repay the unvested portion

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of the Relocation Bonus upon the termination of the Employee's employment by reason of the Employee's death or Disability, the Employer's termination of Employee's employment or the Employer's failure to renew this Agreement after the Initial Term or any renewal term, unless such termination or non-renewal is due to circumstances and for reasons related to the Employee's unsatisfactory job performance or with Good Cause.

          (d) From and after the termination of the Employee's employment hereunder, the unvested portion of the Relocation Bonus will bear interest at an annual rate equal to the prime rate announced in the Wall Street Journal (Eastern Edition), plus one percent (1%), which rate shall be adjusted on each January 1. The unvested portion of the Relocation Bonus shall be amortized and repaid over a ten (10) year period by the payment of one hundred twenty (120) equal monthly installments of principal and interest (provided that the monthly installment shall be adjusted on each date that the interest rate changes in order to continue to provide for the amortization of the obligation over the remaining portion of the ten (10) year term). The unvested portion of the Relocation Bonus may be prepaid at anytime, in whole or in part, without the prior written consent of the Employer and without penalty. The Employee's spouse, Roberta Neubauer, has joined herein for the purpose of agreeing that Employee and Roberta Neubauer shall be jointly and severally liable to the Employer for the repayment of the unvested portion of this Relocation Bonus.

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          (e)  Notwithstanding the foregoing provisions of this
Section 14, the parties acknowledge that the Board of Directors of the Employer shall have the right to modify the terms and conditions set forth above as may be deemed necessary or appropriate in order to comply with federal or state regulatory requirements, including, but not limited to, Federal Reserve Board Regulation O.

     15.  INSURANCE.

          The Employer may purchase life insurance and/or disability insurance on the Employee to protect its interests hereunder. All policies so purchased shall name the Employer as beneficiary. The Employee shall cooperate with the Employer in obtaining such insurance, including, but not limited to, by completing such applications and documents as are required by the insurers and submitting to physical examinations, if necessary.

     16.  ENFORCEMENT OF PROVISIONS.

          The failure of Employer or Employee at any time to enforce any of the provisions of this Agreement, or any right with respect thereto, will in no way be construed to be a waiver of such provisions or rights or in any way to affect the validity of this Agreement. The exercise by either party thereto of any rights under the term or covenants herein shall not preclude or prejudice the exercising thereafter of the same or any other rights under this Agreement.

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     17.  RECORDS.

     All records pertaining to customers of Employer, including but not limited to work papers, receipts, financial reports and statements, applications, statements, records of fees, billings and payment of fees and all personnel records pertaining to compensation and expenses of Employee within the scope of his employment shall at all times be the property of Employer.

     18.  NOTICES.

          All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to an individual party or to an executive officer of a corporate party or when deposited in the United States mail, certified or registered mail, postage prepaid, return receipt requested, and addressed as follows, unless and until any of such parties notifies the others in accordance with this Section 18 of a change of address:

       If to Employer:  Donald Hull, Chairman of the Board
                        Taneytown Bank & Trust Company
                        c/o Hull Company Accounts, Inc.
                        526 Baltimore Boulevard
                        Westminster, Maryland 21157

                        Eric E. Glass, Vice Chairman of the Board
                        Taneytown Bank & Trust Company
                        c/o The Taney Corporation
                        5130 Allendale Lane
                        Taneytown, Maryland 21787

      With a copy to:   David M. Abramson, Esquire
                        Leven, Schimel, Belman & Abramson, P.A.
                        Woodmere I, Suite 400
                        9881 Broken Lane Parkway
                        Columbia, Maryland 21046-1153

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      If to Employee:   Francis W. Neubauer, Jr.
                        855 The Old Station Court
                        Woodbine, Maryland 21797

     19. INVALID PROVISION.

       The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as though such invalid or unenforceable provisions were omitted.

     20.  INTERPRETATION.

          This Agreement shall be interpreted in accordance with the laws of the State of Maryland, exclusive of its conflicts of law provisions.

     21.  MODIFICATION.

          This Agreement may be changed, modified or amended only by an agreement in writing signed by the parties.

     22.  HEADINGS.

          The section headings herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     23.  ASSIGNMENT.

          The rights and obligations of Employer undre this Agreement shall inure to the benefit of and be ginding upon the successors and assigns of Employer. This Agreement being for the personal services of Employee, shall not be assignable nor delegable by him.

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     24.  COUNTERPARTS.

          This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same document.

     25.  ARBITRATION.

          Any question or controversy arising under this Agreement shall be settled by arbitration, except any action seeking equitable relief initiated by Employer pursuant to
Section 12 above, under the then existing rules of the American
Arbitration Association, and the decision of the arbitrator shall be final and binding upon the parties (including an award of costs of the arbitration which shall be paid by the non-prevailing party, as determined by the arbitrator). The arbitration shall be conducted by a single arbitrator in Carroll County, Maryland.

     26.  COSTS OF BREACH.

          The parties agree that the non-breaching party shall be entitled to all attorneys' fees, court costs and other expenses incurred by the non-breaching party as a result of any breach by Employer or employee of any covenant, agreement, term condition or obligation contained in this Agreement.

     27.  WITHHOLDING FUNDS; RIGHT TO OFFSET AND APPLY PAYMENTS.

          In the event that Employee shall owe an obligation of any type whatsoever to Employer at any time during the Term or after termination hereof, and shall not have paid such obligation as and when the same became due and payable, Employee hereby expressly

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

authorizes Employer to withhold or deduct an amount equal to said obligation from any wages due to Employee from Employer. for purposes of this provision, wages shall mean any remuneration, compensation, bonus, commission, and/or fringe benefit provided in return for services provided by Employee. In addition, notwithstanding the terms of any other agreement or obligation between Employer and Employee, any amounts due under any agreement or obligation to Employee, including under the terms set forth herein, including wages shall first be applied and offset against any money owed by Employee to Employer.

     28.  SURVIVAL.

          Except as otherwise expressly set forth herein, the provisions of Sections 12, 13, 14, 25, 26 and 27 of this
Agreement shall survive the termination of this Agreement for any reason.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal the day and year first above written.

ATTEST:                      TANEYTOWN BANK & TRUST COMPANY


                             By: /s/ Donald Hull
--------------------------     ----------------------------(SEAL)
                                Donald Hull, Chairman of
                                 the board

                             By: /s/ Eric E. Glass
--------------------------     ----------------------------(SEAL)
                               Vice Chairman of the Board

WITNESS:



                               /s/ Francis W. Neubauer, Jr.
--------------------------     ----------------------------(SEAL)

                             JOINDER

     The undersigned joines herein to evidence her agreement to be bound by the provisions of Section 14 of the foregoing
Employment Agreement.

WITNESS:

                             /s/ Roberta Neubauer
------------------------     ---------------------------(SEAL)